Exhibit 3.9

Delaware PAGE 1

The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF
DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND
CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE
CORPORATION UNDER THE NAME OF “BORDEN CHEMICAL FOUNDRY, INC.”
TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM
“BORDEN CHEMICAL FOUNDRY, INC.” TO “BORDEN CHEMICAL FOUNDRY,
LLC”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF DECEMBER, A.D.
2006, AT 1:53 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3376031 8100V		AUTHENTICATION: 5310099
061175099	[LOGO]	DATE: 12-27-06

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the corporation first formed is April 2, 2001.

4.)	The name of the Corporation immediately prior to filing this Certificate is Borden Chemical Foundry, Inc.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is Borden Chemical Foundry, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 21st day of December, A.D. 2007.

By:	/s/ Thomas V. Barr
Authorized Person

Name:	/s/ Thomas V. Barr, Vice President
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 01:58 PM 12/21/2006 Filed 01:53 PM 12/21/2006 SRV 061175099 – 3376031 FILE